                                                                  EXHIBIT 4(b)

REGISTERED                                                    CUSIP: 835898AA5
U.S. $100,000,000


     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                           SOTHEBY'S HOLDINGS, INC.
                             6 7/8% NOTE DUE 2009

     Sotheby's Holdings, Inc., a Michigan corporation (together with its successors and assigns, the "ISSUER"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS (U.S.$100,000,000), on February 1, 2009 (the "MATURITY DATE"), and to pay interest thereon at the rate of 6 7/8% per annum from February 5, 1999, until the principal hereof is paid or duly made available for payment, semiannually in arrears on the 1st day of February and August in each year (each such date an "INTEREST PAYMENT DATE") commencing on February 5, 1999, and on the Maturity Date.

     Reference is hereby made to the further provisions of this certificate set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, Sotheby's Holdings, Inc. has caused this Registered Global Security to be duly executed under its corporate seal.


DATED: February 5, 1999              SOTHEBY'S HOLDINGS, INC.


[SEAL]                               By: \s\ John S. Brittain, Jr.
                                         -----------------------------
                                         Name:  John S. Brittain, Jr.
                                         Title: Sr. Vice President and Treasurer

                                     By: \s\ William S. Sheridan
                                        -----------------------------
                                        Name:  William S. Sheridan
                                        Title: Sr. Vice President and Chief
                                                   Financial Officer


Attest: \s\ Donaldson C. Pillsbury
       -----------------------------
       Title: Secretary


TRUSTEE'S CERTIFICATE
   OF AUTHENTICATION

This is one of the Securities referred
   to in the within-mentioned
   Indenture.

THE CHASE MANHATTAN BANK,
   as Trustee


By: Sheik Wilshire
   ---------------------------------
    Authorized Officer

                              REVERSE OF SECURITY

     Interest on this Registered Global Security (as described below) will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from February 5, 1999, until the principal hereof has been paid or duly made available for payment. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Registered Global Security (or one or more predecessor Registered Global Securities) is registered at the close of business on the fifteenth day of the month preceding the month in which such Interest Payment Date occurs (whether or not a Business Day) (each such date a "RECORD DATE"). Interest payments on this Registered Global Security will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date, as the case may be.

     Payment of the principal of this Registered Global Security and the interest due on the Maturity Date will be made upon surrender of this Registered Global Security at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. Payment of the principal of and interest on this Registered Global Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer, interest may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holder at its last address as it appears on the registry books of the Issuer.

     This Registered Global Security is one of the duly authorized debt securities of the Issuer (the "SECURITIES" and, individually, a "SECURITY") issued or to be issued under and pursuant to an Indenture dated as of February 5, 1999, between the Issuer and The Chase Manhattan Bank, as Trustee (the "TRUSTEE," which term includes any successor Trustee under the Indenture) and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Indenture are hereby incorporated by reference herein. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This security is a Registered Global Security of a series of Securities designated as the 6_% Notes Due 2009 of the Issuer (the "NOTES"), limited in aggregate principal amount to U.S.$100,000,000.

     The Notes may be redeemed at the option of the Issuer as a whole, or in part, or from time to time in part, on any date after February 5, 1999 and prior to maturity, upon mailing a notice of such redemption not less that 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Notes at their last registered addresses, all as further provided in the Indenture, at the following redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

     "BUSINESS DAY" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("REMAINING LIFE") of the series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

     "INDEPENDENT INVESTMENT BANKER" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

     "COMPARABLE TREASURY PRICE" means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "REFERENCE TREASURY DEALER" means (1) Morgan Stanley & Co. Incorporated, Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, (a "PRIMARY TREASURY DEALER"), the Company shall substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

     "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     "TREASURY RATE" means, with respect to any redemption date, (1) the yield under the heading which represents the average for the immediately preceding week appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "TREASURY CONSTANT MATURITIES," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury issue, calculated using a price for the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

     The Issuer will appoint a registrar for the Notes, and the registrar will maintain at its office in the Borough of Manhattan, The City of New York, a register for the registration and transfer of Notes. Subject to the limitations, terms and conditions set forth herein and in the Indenture, this Registered Global Security may be transferred at the aforesaid office of the Trustee by surrendering this Registered Global Security for cancellation and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees, in exchange herefor, a new Registered Global Security or Registered Global Securities having identical terms and provisions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 2.07 of the Indenture, this Registered Global Security is exchangeable at the office of the Trustee for definitive registered Notes without coupons of authorized denominations in an equal aggregate principal amount and having identical terms and provisions as the surrendered Registered Global Security.

     All Registered Global Securities surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to, the Issuer and the Trustee and executed by the registered Holder or by the Holder's attorney duly authorized in writing. The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.

     In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series issued under such Indenture then outstanding and affected, voting as one class, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the Holders of the Securities of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding Security affected thereby, (i) extend the final maturity of the principal of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency in which the principal thereof (including any amount in respect of original issue discount) or interest thereon is payable, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy, or impair the right to institute suit for the enforcement of any payment on any Security when due or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under such Indenture, the consent of the Holders of which is required for any such modification. It is also provided in the Indenture that, with respect to certain defaults or Events of

Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount outstanding of the Securities of all series with respect to which an Event of Default shall have occurred and continuing (voting as a single class) may, on behalf of the Holders of all such Securities, waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to any default in the payment of the principal of or interest on any of the Securities. Any such consent or waiver by the Holder of this Registered Global Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Registered Global Security and any Securities which may be issued in exchange or substitution herefor or on registration of transfer hereof, irrespective of whether or not any notation thereof is made upon this Registered Global Security or such other Securities.

     No provision of this Registered Global Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Registered Global Security at the time, place and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Registered Global Security.

     The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Registered Global Security (whether or not this Registered Global Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     This Registered Global Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Registered Global Security, which are defined in the Indenture and not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Registered Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


_______________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE]


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
[PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Registered Global Security, and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________________________________________
attorney to transfer such security on the books of the Issuer, with full power of substitution in the premises.


Dated: ___________________                   Signature: _____________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Registered Global Security in every particular without alteration or enlargement or any change whatsoever.